UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2013

PACIFIC SOFTWARE, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-34379	41-2190974
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

123 West Nye Lane, Suite 129, Carson City, Nevada 89706

(Address of principal executive offices)

(905) 833-9845

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On September 4, 2013, Pacific Software, Inc. (“Pacific Software” or the “Company”) held a board meeting where the Company appointed three new Directors of the Company: Ian Bradley (Director), Ken Adelberg (Director) and Dr. Chandra Panchal (Director), all effective as of September 4, 2013.

The Company compensates its directors with a quarterly retainer of $2,500.00 and $500.00 per meeting.

Biographical Information regarding the newly appointed directors is as follows:

Ian Bradley (Director)

Mr. Bradley has an honours degree in political economy from the University of Toronto. He is a Canadian chartered accountant and a certified public accountant. His business career has included both senior financial roles and senior operational and executive management. He has been the chief financial officer of Ethicon sutures ltd, a Johnson & Johnson company, Mattel Canada Inc., Forbes Meditec Inc., and PBB Global Logistics Inc. Mr. Bradley was also a senior financial executive at Dylex Ltd. Mr. Bradley is a former president of Mattel Canada Inc., Grand Toys Inc. and served as interim president of Lakeside Steel Inc. He has served on the board of directors of a number of TSX and NASDAQ listed public companies including Beamscope Inc., Forbes Meditec Inc., Grand Toys Inc., Northern Financial Corporation and PBB Global Logistics Inc. Mr. Bradley currently consults in the mergers and acquisitions and company financing businesses.

We believe Mr. Bradley is well-qualified to serve as a member of the Board of Directors due to his public company experience, financial markets knowledge, operational experience and business contacts.

Ken Adelberg (Director)

Mr. Adelberg served as President and Chief Executive Officer of HiFi House Group of Companies, a privately held company based in Broomall, Pennsylvania from 1978 to 2012. During that time, Mr. Adelberg was a founding shareholder and board member of a number of public companies, including US Wats Inc., specializing in business telecommunications services; Republic Bank (frbk –Nasdaq) from 1989 to 2004; GSI Commerce, Inc. (gsic-Nasdaq), from 1995 to 2006. Gsic was a leading e-commerce services provider, purchased for 2.2B by EBAY in 2011. Mr. Adelberg holds Bachelor of Science degrees in Biophysics and Physiological Psychology from Pennsylvania State University and attended the MBA program at Drexel University, Philadelphia, Pennsylvania. He is an active board member of the Lebow College of Business at Drexel University, as well as on the board of the Eberly College of Science at Penn Sate.

We believe Mr. Adelberg is well-qualified to serve as a member of the Board of Directors due to his public company experience, operational experience and business contacts.

Dr. Chandra Panchal (Director)

Dr. Panchal was a co-founder of Procyon Biopharma Inc. (“Procyon”), a publicly traded biotechnology company involved in development of wound healing, cancer therapeutic and diagnostic products, which listed on Alberta Stock Exchange in 1998 and the Toronto Stock Exchange in 2000. Dr. Panchal is founder and CEO of Axcelon Biopolymers Corp., a medical device and biomaterials company. Dr. Panchal has actively led company acquisitions, in-licensing as well as out-licensing of technologies and products. He has also been involved in international transactions in Europe, India, China and Brazil. Dr. Panchal currently serves on the Board of Director of four public companies (TSX.V: CVR; TSX.V: CFR; ROD.P and TMP.P) as well as MaRS Innovation. Dr. Panchal has authored over 50 scientific papers and is viewed as one of the world’s experts in Industrial Microbiology. Dr. Panchal is an Adjunct Professor at The University of Western Ontario where he obtained his Ph.D. in Biochemical Engineering.

We believe Dr. Panchal is well-qualified to serve as a member of the Board of Directors due to his public company experience, operational experience and business contacts.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: September 9, 2013	By:	/s/ John G. Simmonds
Name: John G. Simmonds Title: President, Chairman, CEO

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